Exhibit 10.24

Execution Copy

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into as of ~~February~~ April      8 , 2005, by and between the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“Landlord”) and McKesson Automation Inc., a Pennsylvania corporation (“Tenant”), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.

WITNESSETH:

WHEREAS, TC Northeast Metro, Inc. ("TC"), a Delaware corporation, and Tenant entered into that Lease dated December 2l, 2001 (the "Lease"), pursuant to which Tenant leased from TC approximately sixty-one thousand eight hundred eighty-seven (61,887) rentable square feet consisting of the entire third (3rd) and fourth (4th) floors (the “Initial Premises”) of a certain building located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania; and

WHEREAS, Tenant's obligations under the Lease have been guarantied by McKesson Corporation (the "Guarantor"), a Delaware corporation, pursuant to a certain Guaranty of Lease dated December 21, 2001 (the "Guaranty"); and

WHEREAS, TC subsequently assigned all of its right, title and interest under the Lease and Guaranty to the Landlord pursuant to a certain Assignment and Assumption Agreement dated December 28, 200 I between TC and the Landlord; and

WHEREAS, the Tenant desires to lease the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Landlord and Tenant, the parties hereto agree that the Lease shall be amended as follows:

1.    Recitals/Defined Terms. The foregoing recitals shall be considered an integral part of this First Amendment. Unless otherwise specifically stated in this First Amendment, all capitalized terms in this First Amendment shall have the meaning given to those terms in the Lease. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall control.

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2.    Expansion Premises.

(a)    Landlord and Tenant hereby agree to add the Expansion Premises to the Premises in two (2) stages, with (i) the first stage consisting of the addition to the Premises, as of the First Expansion Commencement Date (as hereinafter defined), of that portion of the Expansion Premises consisting of approximately fourteen thousand nine hundred seventy-three (14,973) rentable square feet shown on First Amendment Exhibit A attached hereto ("Expansion Premises A"), and (ii) the second stage consisting of the addition to the Premises, as of the Second Expansion Commencement Date (as hereinafter defined), of that portion of the Expansion Premises consisting of approximately fourteen thousand nine hundred seventy-three (14,973) rentable square feet shown on First Amendment Exhibit B attached hereto ("Expansion Premises B''). Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Expansion Premises upon the terms and conditions of this First Amendment

(b)    As of the First Expansion Commencement Date, the entire Premises shall consist of approximately seventy-six thousand eight hundred sixty (76,860) rentable square feet comprising the entire (3rd) and fourth (4th) floors and a portion of the second (2nd) floor of the Building. On the First Expansion Commencement Date, Expansion Premises A shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term.

(c)    As of the Second Expansion Commencement Date, the entire Premises shall consist of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet consisting of the entire second (2nd), third (3rd) and fourth (4th) floors of the Building. On the Second Expansion Commencement Date, Expansion Premises B shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term.

(d)    Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section l, neither Expansion Premises A nor Expansion Premises B shall be subject to remeasurement and the rentable square footage thereof as recited in Section 2(a) hereof shall be shall be final, conclusive and controlling.

3.    Term.

(a)    The Term with respect to Expansion Premises A shall commence on the First Expansion Commencement Date (as hereinafter defined) and shall expire on the last day of that calendar month which is seventy-six (76) months after the First Expansion Commencement Date, provided that, if the First Expansion Commencement Date is the first day of a calendar month, the Term with respect to Expansion Premises A shall end on the last day of the seventy-sixth (76th) calendar month beginning on, and including, the First Expansion Commencement Date (the "Extended Lease Expiration Date”). Subject to subparagraphs 1.4(b), 1.4(c) and 1.4(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, the "First Expansion Commencement Date" shall be the earlier to occur of: (i) the date of Substantial Completion of Expansion Premises A; or (ii) the date upon which Tenant commences the

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beneficial use and occupancy of all or any material part of Expansion Premises A (other than for "Furniture Installation" and "Move-In"). The parties acknowledge the "Target Date" for Substantial Completion of Expansion Premises A is August 8, 2005, subject to Tenant's compliance with its responsibilities under the Approved Design Schedule, and Tenant's adherence to the other provisions of Exhibit C of the Lease as modified by Section 14 of this First Amendment (referred to herein as "Amended Exhibit C"), provided as more fully set forth in Amended Exhibit C, Landlord agrees to provide Tenant with access to Expansion Premises A for purposes of Furniture Installation and Move-In not less than thirty-one (31) days prior to the date Landlord then estimates that Substantial Completion of Expansion Premises A will occur. The parties acknowledge that Amended Exhibit C contains additional provisions concerning the rights and remedies of the parties (if any), and the effect on the First Expansion Commencement Date, in the event Substantial Completion of Expansion Premises A occurs past the dates set forth above, including if the same is due to any Tenant Delays or Force Majeure. Except as otherwise expressly provided in, or otherwise inconsistent with, this First Amendment, and except to the extent not applicable to Expansion Premises A, for purposes of this paragraph any references in subparagraphs l.4(b), 1.4(c) and 1.4(d) of the Lease to the "Premises",
"Commencement Date", and "Exhibit C" shall be deemed instead to refer to "Expansion Premises A", "First Expansion Premises", and Amended Exhibit C, respectively.

(b)    The Term with respect to Expansion Premises B shall commence on the Second Expansion Commencement Date (as hereinafter defined) and shall expire on the Extended Lease Expiration Date. Subject to subparagraphs l.4(b), l.4(c) and 1.4(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, the "Second Expansion Commencement Date" shall be the earlier to occur of: (i) the later of (x) the date of Substantial Completion of Expansion Premises Band (y) May 15, 2006; or (ii) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Expansion Premises B (other than for "Furniture Installation" and "Move-In"). The parties acknowledge the "Target Date" for Substantial Completion of Expansion Premises B is May 15, 2006, subject to Tenant's compliance with its responsibilities under the Approved Design Schedule, and Tenant's adherence to the other provisions of Amended Exhibit C, provided as more fully set forth in Amended Exhibit C, Landlord agrees to provide Tenant with access to Expansion Premises B for purposes of Furniture Installation and Move-In not less than thirty-one (31) days prior to the later of (1) date Landlord then estimates that Substantial Completion of Expansion Premises B will occur and (2) May 15, 2006. The patties acknowledge that Amended Exhibit C contains additional provisions concerning the rights and remedies of the parties (if any), and the effect on the Second Expansion Commencement Date, in the event Substantial Completion of Expansion Premises B occurs past the dates set forth above, including if the same is due to any Tenant Delays or Force Majeure. Except as otherwise expressly provided in, or otherwise inconsistent with, this First Amendment, and except to the extent not applicable to Expansion Premises B, for purposes of this paragraph any references in subparagraphs 1.4(b), l.4(c) and 1.4(d) of the Lease to the "Premises", "Commencement Date", and "Exhibit C" shall be deemed instead to refer to "Expansion Premises B", "Second Expansion Premises", and Amended Exhibit C, respectively.

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(c)    The Term of the Lease as it relates to the Initial Premises is hereby extended to the Extended Lease Expiration Date, and all references in the Lease to the Lease Expiration Date shall hereafter mean and refer to the Extended Lease Expiration Date so that the Term of the Lease as it relates to the Initial Premises, Expansion Premises A, and Expansion Premises B shall all expire on the Extended Lease Expiration Date.

(d)    It is Landlord's intention to simultaneously pursue Substantial Completion of Landlord's Work for Expansion Premises A and Expansion Premises B, provided, however, nothing contained herein shall affect the Target Date for Substantial Completion of Expansion Premises B as set forth in Section 3(b) hereof Notwithstanding anything to the contrary contained herein, if Landlord achieves Substantial Completion of Expansion Premises B prior to the Target Date for same as set forth in Section 3(b) hereof, then at any time after such Substantial Completion Tenant may elect on one or more occasions to accelerate the Second Expansion Commencement Date with respect to all or any portion of Expansion Premises B consisting of not less than 5,000 rentable square feet (or the remaining balance of Expansion Premises B, if the same consists of less than 5,000 rentable square feet). Unless otherwise mutually agreed, Tenant shall provide Landlord with at least five (5) business days advance written notice of each such election. Further, in the event of any such election to accelerate the Second Expansion Commencement Date as to less than the entire Expansion Premises B, then all provisions of the Lease (as amended hereby) that are based upon the number of rentable square feet contained within the Premises and/or Expansion Premises B automatically shall be deemed amended accordingly. Such provisions include, without limitation, (i) Section 2(c) of this First Amendment with respect to the aggregate number of rentable square feet at any time contained within the Premises, (ii) Section 1.2 of the Lease, as amended by Section 4 of this First Amendment relating to the definition of "Tenant's Share" (which at any time shall he deemed to be a fraction equal to the then aggregate number of rentable square feet comprising the Premises divided by 119,444 (the aggregate number of rentable square feet in the Building)), and (iii) Subsection 1.5.1 of the Lease as amended by Section 5 of this First Amendment with respect to the acceleration of the Second Expansion Commencement Date and the amount of Base Rent payable for the applicable portion of Expansion Premises B.

(e)    Promptly after the First Expansion Commencement Date, Landlord and Tenant shall execute a memorandum confirming the First Expansion Commencement Date, the Rent Adjustment Date, and the Extended Lease Expiration Date. Such memorandum (the "First Expansion Date Memorandum") shall be in the form attached to this First Amendment as First Amendment Exhibit D. Promptly after the Second Expansion Commencement Date (or after each Second Expansion Commencement Date if the Tenant elects to have Landlord deliver less than the entire Expansion Premises B at one time as provided in Section 3(d) hereof), Landlord and Tenant shall execute a memorandum confirming the Second Expansion Commencement Date(s). Such memorandum (each a "Second Expansion Date Memorandum") shall be in the form attached to this First Amendment as First Amendment Exhibit E; (with Landlord and Tenant completing the applicable portions thereof). The failure of Tenant to execute the First Expansion Date Memorandum or any Second Expansion Date Memorandum shall not affect Tenant's obligations under the Lease as amended by this First Amendment. In no event shall

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Tenant record this First Amendment, the First Expansion Date Memorandum, or any Second Expansion Date Memorandum.

4.    Tenant's Share,    Section l .2 of the Lease is hereby amended by deleting the second sentence thereof and substituting in its stead the following:

"Tenant's Share shall be (a) for the period beginning on the Commencement Date and ending on the date immediately preceding the First Expansion Commencement Date, Fifty-One and 81/100 Percent (51.81%) (i.e., 61,887/119,444) based upon the Premises containing 61,887 rentable square feet, and the Building containing l19,444 rentable square feet; (b) for the period beginning on the First Expansion Commencement Date and ending on the date immediately preceding the Second Expansion Commencement Date, Sixty-Four and 35/100 Percent (64.35%) (i.e., 76,860/119,444) based upon the Premises containing 76,849 rentable square feet, and the Building containing 119,444 rentable square feet; and (c) for the remaining period of the Term from and after the Second Expansion Commencement Date, Seventy-Six and 88/100 Percent (76.88%) (i.e., 91,833/119,444) based upon the Premises containing 91,822 rentable square feet, and the Building containing 119,444 rentable square feet."

5.    Base Rent. The Lease is hereby amended by deleting Subsection 1.5.1 thereof in its entirety and substituting in its stead the following:

"1.5.1 The rate per rentable square foot per annum, and the portion of the Lease term during which such monthly Base Rent is payable shall be determined from the following tables.

Initial Premises
Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft/ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual+ 12)
Beginning	Ending
March 23, 2003	The date immediately preceding the Rent Adjustment Date	$21.50	$1,330,570.50	$110,880.88
Rent Adjustment Date	Extended Lease Expiration Date	$22.75	$1,407,929.25	$117,327.44

Expansion Premises A
Applicable Portion of lease Term		Rate Per/Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual+ 12)
Beginning	Ending
First Expansion Commencement Date	The date immediately preceding the Rent Adjustment Date	$21.50	$321,919.50	$26,826.63
Rent Adjustment Date	Extended Lease Expiration Date	$22.75	$340,635.75	$28,386.31

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Expansion Premises B
Applicable Portion of Lease Term		Rate Per/Rentable Sq. FU Annum	Annual Base Rent	Monthly Base Rent Installment (Annual+ 12)
Beginning	Ending
Second Expansion Commencement Date	The date immediately preceding the Rent Adjustment Date	$21.50	$321,919.50	$26,826.63
Rent Adjustment Date	Extended Lease Expiration Date	$22.75	$340,635.75	$28,386.31

If the First Expansion Commencement Date or the Second Expansion Commencement Date is a date other than the first day of a calendar month, Base Rent for Expansion Premises A or Expansion Premises B (as applicable) for the partial month in which the First Expansion Commencement Date occurs shall be prorated. Notwithstanding the foregoing, provided that no Default exists under the Lease, Landlord shall abate all Base Rent applicable to Expansion Premises A for the first four (4) full calendar months of the Term beginning on or after the First Expansion Commencement Date (the "Expansion Premises A Abatement Period") (but not as to the partial month (if any) in which the First Expansion Commencement Date occurs).

As used herein, the "Rent Adjustment Date" shall mean and refer to the date which is forty (40) months after the First Expansion Commencement Date, provided that, if the First Expansion Commencement Date is a day other than the first day of a calendar month, the Rent Adjustment Date shall be the first day of the calendar month immediately following the date which is forty (40) months after the First Expansion Commencement Date.

Notwithstanding the foregoing rent schedules, if Tenant validly exercises any of its renewal options as set forth in this Lease, Base Rent for the renewal term(s) shall be as set forth in Section 50 hereof."

6.    Base Year.    Effective as of the First Expansion Premises Commencement Date:

(a)    Section 9.2 of the Lease shall be deemed amended such that the "Operating Costs Base Year" shall be calendar year 2005 for the entire Premises (i.e., the Initial Premises, the First Expansion Premises, and the Second Expansion Premises); and.

(b)    Section 10.2 of the Lease shall be deemed amended such that the "Real Estate Tax Base Year" shall be calendar year 2005 for the entire Premises (i.e., the Initial Premises, the First Expansion Premises, and the Second Expansion Premises), provided that if the Building has not been fully assessed as of the end of calendar year 2005, the Property Tax Base Year shall be the first tax year in which the Building is fully assessed.

7.    Notice Addresses. Section 1.8 of the Lease is hereby amended by substituting the following addresses for Landlord:

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"If to Landlord:    Multi-Employer Property Trust
c/o Kennedy Associates Real Estate Counsel, Inc. Attention: Senior Vice President - Asset Management 1215 Fourth Ave., Suite 2400
Seattle, WA 98161
Facsimile: (206) 682-4769
with copies to:
Multi-Employer Property Trust
c/o Kennedy Associates Real Estate Counsel, Inc.
Attn: Vice President - Asset Management
7315 Wisconsin Avenue, Suite 350 West
Bethesda, MD 20814
Facsimile: (301) 656-9339
and
Multi-Employer Property Trust
c/o Riggs Bank N.A.
Attn: Senior Vice President/MEPT or Patrick O. Mayberry
808-17th SL N.W., 7th Floor
Washington, D.C., 20006-3944
Facsimile: (202) 835-6887
and with a copy to Manager at:
Trammell Crow Company
800 Cranberry Woods Drive, Suite 260
Cranberry Township, PA 16066."

8.    Payment Address.    Section 1.9 of the Lease is hereby amended by substituting the following address for payments to Landlord:

"Kennedy/MEPT - Cranberry Woods
500 Cranberry Woods Drive
File #30376
PO Box 60000
San Francisco, CA 94160."

9.    Tenant Improvements. Notwithstanding anything to the contrary contained in the Lease (including Section 17), (a) any improvements to be performed by Tenant to Expansion Premises A (or any portion thereof) prior to the First Expansion Commencement Date shall be governed by Amended Exhibit C, (b) any improvements to be performed by Tenant to Expansion Premises B (or any portion thereof) prior to the Second Expansion Commencement Date shall be

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governed by Amended Exhibit C, and (c) all other improvements performed by Tenant to the Expansion Premises shall be treated as Alterations to the Premises and thus governed by Article 15 of the Lease.

10.     Parking.     Effective as of the First Expansion Premises Commencement Date, Tenant's parking allocation as set forth in Section 46 of the Lease shall be increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Expansion Premises A, and effective as of the Second Expansion Premises Commencement Date, Tenant's parking allocation as set forth in Section 46 of the Lease shall be further increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Expansion Premises B. Such parking allocation remains subject to adjustment in the event of any reduction or further expansion of the Premises as provided in Section 46 of the Lease.

11.    Renewal Option.     Without limiting any other term or condition hereof, Landlord and Tenant acknowledge and agree that the renewal options granted to Tenant under Section 50 of the Lease remain in full force and effect and hereafter apply to the entire Premises then leased to Tenant (i.e., the Initial Premises, Expansion Premises A, and Expansion Premises B) as of the end of the Initial Term and the First Renewal Term, as applicable. Tenant shall have no right to exercise any such option to renew for less then the entire Premises then leased by Tenant pursuant to the Lease. As used herein and in the Lease, "Initial Term" hereafter shall mean and refer to the period beginning on the First Expansion Commencement Date and ending on the Extended Lease Expiration Date as in effect immediately following the execution of this First Amendment.

12.    Expansion Options.

(a)    Section 52.1.1 of the Lease is hereby amended by deleting the last two (2) sentences thereof in their entirety and substituting the following in their stead:

"The second Expansion Option is a non-exclusive option to expand applicable to available space within the Building during the Initial Lease Term, all as more fully set forth in Section 52.3, below. The third Expansion Option is a right of first refusal applicable to vacant space within the Building during the ROFR Period (as hereinafter defined), all as more fully set forth in Section 52.4, below."

(b)    The Lease is hereby amended by deleting Section 52.3 thereof in its entirety and substituting in its stead the following:

"52.3 Additional Nonexclusive Expansion Option.

52.3.1    Subject to availability and any prior rights granted to other tenants of the Building and further subject to the terms and provisions of this Article 52, Tenant is hereby granted the non-exclusive option (the "Additional Expansion Option"), exercisable by Tenant at any time during the Initial Term, to lease any then available space (meaning space which is not leased to a third party and for

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which Landlord has neither issued nor received a letter of intent or term sheet) in the Building (the "Available Space") for an initial term (the "Additional Expansion Term") coinciding with the balance of the Initial Term. Tenant shall exercise the Additional Expansion Option by delivering a written notice to Landlord (the "Additional Expansion Notice") at any time prior to the expiration of the Initial Term (i) stating Tenant's unqualified election to exercise the Additional Expansion Option, (ii) designating the portion (up to the whole) of the Available Space in the Building that Tenant is electing to lease (which designation shall be subject to Landlord's reasonable consent, and which shall be deemed to constitute the "Additional Expansion Space" once such designation is approved by Landlord), and (iii) shall attach a proposed space plan for the portion of the Additional Expansion Space so designated by Tenant. Landlord shall approve Tenant's designation of less than all of the Available Space so long as the balance remaining after such designation constitutes Independently Leasable Space (as defined in Section 1.1(d) of this Lease). The date upon which Landlord delivers possession of the Additional Expansion Space to Tenant in the condition contemplated under Section 52.3.2, below, is referred to herein as the "Additional Expansion Date".

52.3.2    Any leasehold created pursuant to Tenant's exercise of the Additional Expansion Option shall be upon substantially the same terms and conditions as this Lease, including the then current annual Base Rent per square foot of rentable area, the Operating Costs Base Year, the Real Estate Tax Base Year, and the Extended Lease Expiration Date; and the following additional provisions shall be applicable: (i) the Additional Expansion Term shall by its terms expire on the Extended Lease Expiration Date so that the Additional Expansion Term and the Initial Term of this Lease coincide, (ii) from and after the Additional Expansion Date, the Premises shall be deemed to include the Additional Expansion Space; (iii) Tenant's Share shall be modified to include the applicable percentage of the Building allocable to the Additional Expansion Space; (iv) Article 9 and 10 of this Lease shall be deemed amended mutatis mutandis to provide that Tenant will pay Expense Increases and Tax Increases with respect to the Additional Expansion Space on the same basis provided for herein; (v) Monthly Rent for the Additional Expansion Space shall commence on the earlier to occur of (A) the date Tenant commences actual occupancy of the Additional Expansion Space for purposes of conducting business operations therein, or (B) the Additional Expansion Date (such date, the "Additional Expansion Rent Commencement Date''); (vi) the Renewal Option described in Section 50 shall also apply with respect to the Additional Expansion Space; (viii) the allowance and construction provisions set forth in Section 52.2.3 below (and by application thereof, Exhibit C of this Lease), shall apply to the Additional Expansion Space; (ix) the number of parking spaces to be allocated to the Additional Expansion Space shall be as determined under Section 46 of this Lease based on the square footage of the Additional Expansion Space; (x) the Guaranty shall apply to Tenant's lease of the Additional Expansion Space; and (xi) all other provisions of the Lease shall be deemed amended mutatis mutandis to apply to the

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Additional Expansion Space; provided, however, that Base Rent shall not be due or payable by Tenant on account of the Additional Expansion Space until the Additional Expansion Rent Commencement Date.

52.3.3    Tenant shall be granted an allowance for tenant improvements to be performed by Tenant with respect to the Additional Expansion Space, which if the Additional Expansion Rent Commencement Date occurs during the one-year period commencing on the First Expansion Commencement Date shall be Twenty-One and 00/100 Dollars ($21.00) per rentable square foot in the Additional Expansion Space leased by Tenant, and thereafter shall be in an amount equal to the product of (i) $21.00 per rentable square foot in the Additional Expansion Space leased by Tenant, and (ii) a fraction the numerator of which is the number of full calendar months remaining in the Initial Term as of the Additional Expansion Rent Commencement Date, and the denominator of which is sixty-four (64). Such allowance shall be funded to pay for (i) Tenant's share of applicable architectural fees for preparation of construction drawings for the Additional Expansion Space, (ii) permit fees associated with such work, and (iii) the cost of physical improvements to such Additional Expansion Space, with any unused amount to be credited against Rent becoming due for the Additional Expansion Space (but in no event shall more than 20% of such allowance be credited against Rent, and any amount in excess of 20% of the allowance which is not used for such items described in the preceding clauses (i), (ii), and (iii) shall be deemed forfeited by Tenant). Such allowance shall be funded substantially in accordance with the construction provisions of Exhibit C of this Lease as applied to such construction. The parties agree that the parties shall generally conform to the provisions of Exhibit C with respect to the design and construction of physical improvements to the Additional Expansion Space, as if fully restated in this Section 52.3 (and subject to any specific modifications as to timing or other points of detail expressly set forth in this Section 52.3).

52.3.4    Promptly after Tenant's exercise of the Additional Expansion Option, Landlord shall prepare and Landlord and Tenant shall execute an amendment to this Lease confirming such exercise and incorporating the applicable terms of this Section 52. These provisions shall be self-operative, and such amendment shall merely confirm in a separate written instrument the terms and provisions set forth herein.

52.3.5    Tenant acknowledges and agrees that the Additional Expansion Option is not exclusive to Tenant, and unless and until Tenant has exercised the Additional Expansion Option, Landlord shall have the right (subject only to Tenant's Right of First Refusal, as defined in Section 52.4 below, for the period that such Right of First Refusal is in effect) to lease the Additional Expansion Space to any person or entity, free from the effect of the Additional Expansion Option, on such terms as Landlord determines in its sole and absolute discretion."

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(c)    Section 52.4.l of the Lease is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in its stead:

"Subject to the further terms of this Section 52.4, Tenant is hereby granted, solely during the twenty-four (24) month period (the "ROFR Period") beginning on the First Expansion Premises Commencement Date, a right of first refusal ("Right of First Refusal") to lease space which is vacant in the Project (any space subject to this Right of First Refusal being sometimes referred to herein as the "ROFR Space')."

(d)    Section 52.4.2 of the Lease is hereby amended by deleting the following text from the sixteenth (16th) line thereof:

"but in no event past the twenty-fourth (24th) month of the Initial Term” and substituting in its stead the following:
"but in no event past the end of the ROFR Period".

(e)    Section 52.4.2 of the Lease is hereby further amended by deleting the last sentence thereof in its entirety and substituting the following in its stead:

"If Tenant delivers a ROFR Exercise Notice prior to the expiration of the applicable three (3) business day period described above in this Section 52.4.2, then the provisions of Section 52.4.3 (if such ROFR Notice is delivered prior to the end of the sixth full calendar month of the ROFR Period) or Section 52.4.4 (if such ROFR Notice is delivered after the end of the sixth full calendar month of the ROFR Period but prior to the end of the ROFR Period), below, shall be applicable."

(f)    Section 52.4.3.A of the Lease is hereby amended by deleting the first six (6) lines thereof which provide as follows:

"If the ROFR Exercise Notice is delivered prior to the end of the sixth (6th) full calendar month of the Initial Lease Term, then the ROFR Space will be leased to Tenant through an amendment to this Lease, upon substantially the same terms and conditions as this Lease, including the then current annual Base Rent per square foot of rentable area, the Operating Costs Base Year, the Real Estate Tax Base Year, and the Lease Expiration Date (which shall be coterminous with the Initial Term of this Lease), but subject to the following additional provisions:"

and substituting in its stead the following:

"If the ROFR Exercise Notice is delivered prior to the end of the sixth (6th) full calendar month of the ROFR Period, then the ROFR Space will be leased to

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Tenant through an amendment to this Lease, upon substantially the same terms and conditions as the Expansion Premises A under this Lease, including the annual Base Rent per square foot of rentable area for the Expansion Premises A in effect from time to time (provided that if the ROFR Rent Commencement Date occurs during the Expansion Premises A Abatement Period, there shall be no corresponding abatement of any Rent with respect to the ROFR Space), the Operating Costs Base Year, the Real Estate Tax Base Year, and the Extended Lease Expiration Date (which shall be coterminous with the Initial Term of this Lease), but subject to the following additional provisions:".

(g)    Section 52.4.3.B of the Lease is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in its stead:

"Tenant shall be granted an allowance for tenant improvements to be performed by Tenant with respect to a ROFR Space subject to this Section 52.4.3, which during the one-year period commencing on the First Expansion Commencement Date shall be Twenty-One and 00/100 Dollars ($21.00) per rentable square foot in the ROFR Space, and thereafter shall be in an amount equal to the product of (i) $21.00 per rentable square foot in the ROFR Space, and (ii) a fraction the numerator of which is the number of full calendar months remaining in the Initial Term as of the ROFR Rent Commencement Date, and the denominator of which is sixty-four (64),"

(h)    Section 52.4.4.A of the Lease is hereby deleted in its entirety and the following is substituted in its stead:

"If the ROFR Exercise Notice is delivered after the end of the sixth (6th) full calendar month of the ROFR Period but prior to the end of the ROFR Period, then the ROFR Space will be leased to Tenant under a lease instrument (a "ROFR Lease") on the business terms and conditions set forth in the LOI or, if applicable, Changed Terms Notice and otherwise having legal terms substantially consistent with the terms specified in this Lease."

13.    Construction of Expansion Premises. Except as otherwise provided for herein, construction of tenant improvements to the Expansion Premises and all matters related thereto shall be handled in substantially the same manner as provided for under Exhibit C of the Lease ("Exhibit C") as if fully restated herein, but subject to the following modifications as to timing and other points of detail pertaining specifically to the Expansion Premises (or the applicable portion thereof), rather than the Initial Premises.

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(a)    Except where the context requires otherwise, all references in Exhibit C to the "Premises" shall mean and refer to the Expansion Premises or the applicable portion thereof.
(b)    All references in Exhibit C to the "Approved Design Schedule" shall mean the approved schedule for the preparation, review and approval of the Construction Documents as set forth in First Amendment Schedule C-1 attached hereto.
(c)    All references in Exhibit C to the "Approved Schedule" shall mean the approved schedule for Completion of Landlord's Work as set forth in First Amendment Schedule C-1 attached hereto.

(d)    All references in Exhibit C to the "Approved Schematic Drawings" shall mean the as built plans attached hereto as First Amendment Schedule C-3.

(e)    There shall be no Base Building Construction Contract or Base Building GC for the remaining Base Building Improvements. The parties agree that any remaining Base Building Improvements that have not yet been completed for the Expansion Premises shall be completed by the TI GC pursuant to the TI Construction Contract, but pursuant to a separate scope of work which shall be bid separately from the Landlord's TI Work.

(f)    The last sentence of the definition of "Excess TI Costs" shall be deemed amended substituting "Part IV" in place of "Part VII".

(g)    All references in Exhibit C to the "Landlord's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Landlord to replace or supplement such architect.

(h)    All references in Exhibit C to the "Tenant's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Tenant to replace or supplement such architect, subject to Landlord's reasonable consent.

(i)    The "Steel Erection Completion Deadline" shall have no application to the Expansion Premises.

(j)    All references in Exhibit C to the "Test-Fit Allowance" shall mean an aggregate amount equal to Four Thousand Four Hundred Ninety-One and 90/100 Dollars ($4,491.90), calculated based upon fifteen cents ($0.15) per rentable square foot of the Expansion Premises. One-half of the Test-Fit Allowance is allocated to Expansion Premises A and one-half to Expansion Premises B.

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(k)    All references in Exhibit C to the "TI Allowance" shall mean an aggregate amount equal to Six Hundred Twenty-Eight Thousand Eight Hundred Sixty-Six and 00/100 Dollars ($628,866.00), calculated based upon Twenty-One and 00/100 Dollars ($21.00) per rentable square foot of the Expansion Premises. One-half of the TI Allowance is allocated to Expansion Premises A and one-half to Expansion Premises B.

(l)    All references in Exhibit C to the "TI Construction Contract" shall mean the construction contract entered into with the TI GC for the construction of the Landlord's TI Work and the remaining Landlord's Base Building Work, provided that such TI Construction Contract shall contain a separate scope of work for Landlord's Base Building Work which shall be priced separately from the Landlord's TI Work.

(m)    The definition of "TI GC" shall be deemed amended by deleting the word "by" from the first line thereof.

(n)    Section I.F. entitled "Timing" shall be replaced with the following:

"Landlord and Tenant acknowledge that all specific dates set forth in this Exhibit C as they relate to the Expansion Premises, including the dates set forth in the Approved Schedule, the dates set forth for initial submission of the Space Plan and the TI Plans and the dates set forth in Section III.C.(i) and (ii) (as dates upon which Tenant may have the right to terminate this First Amendment in its entirety or solely as to Expansion Premises B if certain events have not occurred by such dates), and all other dates derived therefrom in this Exhibit C, are predicated on the assumption that this First Amendment will be executed and delivered on or before March 1, 2005. Accordingly, and notwithstanding any provision of this Exhibit C to the contrary, in the event this First Amendment was not executed and delivered by Tenant on or before March 1, 2005, then (in addition to all other extensions which may be contemplated herein due to Landlord Delays, Tenant Delays and/or Force Majeure, if any) each such date referenced herein shall be deemed to have been extended one (1) day for each day elapsing between March 1, 2005 and the date upon which this First Amendment is executed and delivered by Tenant, provided, however, that the Expansion. Premises A Rent Abatement Period shall be reduced one day for each day elapsing between March 1, 2005 and the date upon which this First Amendment is executed and delivered by Tenant to Landlord."

(o)    Section III.B.(ii)(B) shall be amended to delete all of the text of clause (b) which begins "an amount equal to the differential" and ends with "is achieved by Landlord" and substitute in its stead ''zero”.

(p)    Section III.C.(ii) shall be replaced with the following:

"(ii)    If Landlord fails to achieve Substantial Completion of Landlord's Work on or before January 1, 2006 with respect to Expansion Premises A (or to

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tender possession of Expansion Premises A to Tenant with substantial completion achieved to the extent necessary for Tenant to lawfully commence Furniture Installation in Expansion Premises A by January 1, 2006, which dates shall be extended one (1) day for each day of delay in actually achieving Substantial Completion of Expansion Premises A (or such lesser standard of substantial completion, as applicable) caused by Tenant Delays and Force Majeure (as so extended, a "Completion Deadline"), then Tenant shall have the right to terminate this First Amendment pursuant to this Section III.C.(ii) by written notice of termination to Landlord delivered no later than ten (10) business days after the Completion Deadline, in which event this First Amendment shall be deemed void, ab initio, and of no further force or effect, and the parties shall be released from all liabilities and obligations arising under this First Amendment with respect to the Expansion Premises. If Tenant fails or declines to deliver such termination notice within ten (10) business days after the applicable Completion Deadline, then Tenant will be deemed to have waived its termination right under this Section III.C.(ii), and this First Amendment shall continue in full force and effect at any time thereafter until the date Landlord achieves Substantial Completion (or such lesser standard of substantial completion necessary for Tenant to lawfully commence Furniture Installation, as applicable).

(iii) If Landlord fails to achieve Substantial Completion of Landlord's Work on or before October 15, 2006 with respect to Expansion Premises B (or to tender possession of Expansion Premises B to Tenant with substantial completion achieved to the extent necessary for Tenant to lawfully commence Furniture Installation in Expansion Premises B by October 15, 2006, which dates shall be extended one (1) day for each day of delay in actually achieving Substantial Completion of Expansion Premises B (or such lesser standard of substantial completion, as applicable) caused by Tenant Delays and Force Majeure (as so extended, a "Completion Deadline'''), then Tenant shall have the right to partially terminate this First Amendment as to Expansion Premises B (but not as to Expansion Premises A) pursuant to this Section III.C.(ii) by written notice of partial termination to Landlord delivered no later than ten (10) business days after the applicable Completion Deadline, in which event this First Amendment shall be deemed void, ab initio as to Expansion Premises B (but not as to Expansion Premises A), and of no further force or effect with respect to Expansion Premises B, and the parties shall be released from all liabilities and obligations arising hereunder with respect to Expansion Premises B (but not as to Expansion Premises A). If Tenant fails or declines to deliver such partial termination notice within ten (10) business days after the applicable Completion Deadline, then Tenant will be deemed to have waived its partial termination right under this Section III.C.(ii), and this First Amendment shall continue in full force and effect as to Expansion Premises B (as well as Expansion Premises A) at any time thereafter until the date Landlord achieves Substantial Completion (or such lesser standard of substantial completion necessary for Tenant to lawfully commence Furniture Installation, as applicable)."

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(q)    Notwithstanding anything to the contrary contained in Exhibit C or elsewhere in the Lease, lo the extent Exhibit C permits any portion of the TI Allowance to be applied against Rent, the same may only be applied against Rent applicable to the Expansion Premises. Further, no portion of the TI Allowance may be used for, or applied to, Leasing Expenses or Rent until all TI Costs have been paid for both Expansion Premises A and Expansion Premises B.

(r)    No fees or reimbursements shall be charged by Landlord for review, approvals or participation in the design or construction process for any initial improvements made to the Expansion Premises pursuant to Exhibit C.

(s)    Notwithstanding anything to the contrary set forth in the Lease, as amended by the First Amendment, Base Building Improvements shall include all of the improvements set forth in First Amendment Schedule D attached hereto.

14.    Consent of Guarantor. Contemporaneously with the execution of this First Amendment, Tenant shall deliver to Landlord a consent in the form of Exhibit C attached hereto, duly executed by the Guarantor.

15.    Landlord's Authorized Agents. Notwithstanding anything contained in the Lease or this First Amendment to the contrary, including without limitation, the definition of Landlord's Agents, only Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of this First Amendment, and officers of Riggs Bank N.A., the trustee of Landlord, are authorized to amend, renew or terminate the Lease, or to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate the Lease, to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner.

16.    Limitation on Recourse. Landlord has executed this First Amendment by its authorized representative signing solely in a representative capacity. Notwithstanding anything contained in this First Amendment or the Lease to the contrary, Tenant confirms that the covenants of Landlord under the Lease as amended hereby are made and intended, not as personal covenants of the Landlord's authorized representative or trustee, or for the purpose of binding such authorized representative or trustee personally, but solely in the exercise of the representative powers conferred upon such authorized representative and trustee by their principal. Notwithstanding anything contained in this First Amendment or the Lease to the contrary, liability with respect to the entry and performance of the Lease (as amended hereby) by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that

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which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

17.    Brokers. Tenant was represented in the transaction evidenced by this First Amendment by Grubb & Ellis Company, a licensed real estate broker. Landlord was represented in the transaction evidenced by this First Amendment by Trammell Crow Company, a licensed real estate broker. Except as provided in the next sentence, each party to this First Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this First Amendment. Landlord shall be solely responsible for paying any commission or fee owed to Landlord's broker, Trammell Crow Company, in connection with this First Amendment. Landlord also shall be responsible for the payment of any commission or fee owed to Grubb & Ellis Company in connection with this First Amendment pursuant to a written agreement between Landlord and Grubb & Ellis Company.

18.    Offer to Lease. The submission of this First Amendment to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Expansion Premises or any portion thereof. This First Amendment shall have no force or effect until: (a) is executed and delivered by Tenant to Landlord; and (b) itis executed and delivered by Landlord to Tenant.

19.    Severability; Captions. If any clause or provision of this First Amendment is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this First Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this First Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this First Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

20.    Incorporation of Prior Agreement; Amendments. The Lease, together with this First Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease as amended by this First Amendment may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest.

21.    Authority. Each individual executing this First Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this First Amendment and that all corporate actions and consents required for execution of this First Amendment have been given, granted or obtained. If requested by Landlord, Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this First Amendment and the authority of the person executing this First Amendment on its behalf.

22.    Ratification of Lease. The Lease, as herein amended, remains in full force and

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effect and is hereby ratified and reaffirmed in all respects.

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WHEREFORE, the parties set their hands and seals as of the date first written above.

LANDLORD

MULTI-EMPLOYER PROPERTY
    TRUST, a trust organized under 12 C.F.R. Section 9.18

By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory

By: /s/ Jeanette R. Flory
Name: Jeanette R. Flory
Its: Vice President

TENANT

McKesson Automation Inc., a
Pennsylvania corporation

By: /s/ Kristina Veaco
Name: Kristina Veaco
Its: V.P. & Secretary

List of Exhibits to First Amendment

♦    First Amendment Exhibit A- Drawing Showing Location of Expansion Premises A
♦    First Amendment Exhibit B - Drawing Showing Location of Expansion Premises B
♦    First Amendment Exhibit C - Form of Guarantor's Consent
♦    First Amendment Exhibit D - Form of Lease Memorandum (First Expansion
Commencement Date)
♦    First Amendment Exhibit E - Form of Lease Memorandum (Second Expansion
Commencement Date)

List of Schedules to First Amendment

♦    First Amendment Schedule C-1 -Approved Schedule
♦    First Amendment Schedule C-3 - Approved Schematic Drawings
♦    First Amendment Schedule D - Base Building Improvements

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